UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 15, 2014

ORBCOMM Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33118	41-2118289
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

395 W. Passaic Street

Rochelle Park, New Jersey 07662

(Address of Principal Executive Offices) (Zip Code)

(703) 433-6300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 2.02.	Results of Operations and Financial Condition.

ORBCOMM Inc. (“ORBCOMM” or the “Company”) is providing in conjunction with an underwritten registered public offering of its shares (the “Offering”) its preliminary unaudited estimates of financial results of the Company, including the Company’s expected Service Revenues, Product Sales and Adjusted EBITDA for the fourth quarter of 2013 and is furnishing such preliminary unaudited estimates of financial results to the Securities and Exchange Commission under Item 2.02 of this Current Report on Form 8-K.

For the fourth quarter of 2013, the Company expects to report Service Revenues in the range of $14.6 to $14.9 million, as compared to $12.4 million for the fourth quarter of 2012, Product Sales in the range of $4.4 to $4.6 million, as compared to $3.8 million for the fourth quarter of 2012, and Adjusted EBITDA in the range of $4.0 to $4.6 million, as compared to $4.2 million for the fourth quarter of 2012.

Management has prepared the estimates for the quarter ended December 31, 2013 presented above in good faith based upon the most recent information available to management from the Company’s internal reporting procedures as of the date of this report. These estimated ranges are preliminary, unaudited, subject to further completion, reflect the Company’s current good faith estimates, are subject to additional financial closing procedures and may be revised as a result of management’s further review of the Company’s results, and any adjustments that may result from the completion of the audit of the fiscal 2013 consolidated financial statements. The Company and its auditors have not completed the Company’s normal quarterly review or annual audit procedures as of and for the quarter and year ended December 31, 2013, and there can be no assurance that the Company’s final results for this quarterly period will not differ from these estimates. Any such changes could be material. During the course of the preparation of the Company’s consolidated financial statements and related notes as of and for the quarter and year ended December 31, 2013 and their audit, the Company may identify items that would require it to make material adjustments to the preliminary financial information presented above. The Company assumes no duty to update these preliminary estimates except as required by law.

The Company’s consolidated financial statements and related notes as of and for the year ended December 31, 2013 are not expected to be filed with the SEC until after the Offering is completed. The Company’s actual results may differ materially from the fourth quarter estimates above. Accordingly, you should not place undue reliance on these preliminary estimates. These estimates should not be viewed as a substitute for full audited or interim financial statements prepared in accordance with GAAP. In addition, these preliminary estimates as of and for the quarter ended December 31, 2013 are not necessarily indicative of the results to be achieved for any future period.

The following table reconciles the Company’s Net Income attributable to ORBCOMM Inc. to Adjusted EBITDA for the periods shown:

	Estimated Range for the Three Months Ended December 31, 2013			Three Months Ended December 31, 2012
(in millions)	High	Low
Estimated
Net Income (Loss) attributable to ORBCOMM Inc.	$2.0	$1.4	Net Income (Loss) attributable to ORBCOMM Inc.	$2.1
Net interest (income) expense	—	—	Net interest (income) expense	—
Provision for income taxes	0.2	0.2	Provision for income taxes	0.3
Depreciation and amortization	1.6	1.6	Depreciation and amortization	1.4
Stock-based compensation	0.8	0.8	Stock-based compensation	0.6
Noncontrolling interests	—	—	Noncontrolling interests	—
			Impairment Loss	9.8
			Insurance Recovery	(10.0)

Adjusted EBITDA	$4.6	$4.0	Adjusted EBITDA	$4.2

EBITDA is defined as earnings attributable to the Company before interest income (expense), provision for income taxes and depreciation and amortization. The Company believes EBITDA is useful to its management and investors in evaluating operating performance because it is one of the primary measures used by the Company to evaluate the economic productivity of its operations, including its ability to obtain and maintain its customers, its ability to operate its business effectively, the efficiency of its employees and the profitability associated with their performance. It also helps the Company’s management and investors to meaningfully evaluate and compare the results of its operations from period to period on a consistent basis by removing the impact of its financing transactions and the depreciation and amortization impact of capital investments from its operating results. In addition, the Company’s management uses EBITDA in presentations to the Company’s board of directors to enable it to have the same measurement of operating performance used by management and for planning purposes, including the preparation of the Company’s annual operating budget. The Company also believes that EBITDA, adjusted for stock-based compensation expense, noncontrolling interests, impairment charges and insurance recovery (Adjusted EBITDA), is useful to investors to evaluate the Company’s core operating results and financial performance and its capacity to fund capital expenditures, because it excludes items that are significant non-cash expenses reflected in the consolidated statements of operations. EBITDA and Adjusted EBITDA are not performance measures calculated in accordance with accounting principles generally accepted in the United States, or GAAP. While the Company considers EBITDA and Adjusted EBITDA to be important measures of operating performance, they should be considered in addition to, and not as a substitute for, or superior to, net income (loss) or other measures of financial performance prepared in accordance with GAAP and may be different than EBITDA and Adjusted EBITDA measures presented by other companies.

The information contained under Item 2.02 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01	Other Events

Amendment to Senior Secured Note Agreement

On January 15, 2014, ORBCOMM entered into Amendment No. 1 (the “Note Agreement Amendment”) to the Senior Secured Note Agreement, dated as of January 4, 2013, with AIG Asset Management (U.S.), LLC. The Note Agreement Amendment increases the maximum amount of cash or cash equivalents that may be used for permitted acquisitions from the aggregate amount of $35,000,000 to $35,000,000 plus the net proceeds of any equity contribution to or equity issuance by ORBCOMM made after the date of the Note Agreement.

Public Offering

On January 16, 2014, the Company issued a press release announcing a public offering of shares, a copy of which is attached as Exhibit 99 to this Current Report on Form 8-K.

Risks Factors

The risk factors described in Part I, Item 1A, “Risk Factors” included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2012, as amended, are supplemented by the following additional risk factors:

Our success depends, in part, on our ability to effect suitable investments, alliances and acquisitions.

On an ongoing basis, we review investment, alliance and acquisition prospects that would complement our existing product offerings, augment our market coverage or enhance our technological capabilities. However, we cannot assure you that we will be able to identify and consummate suitable investment, alliance or acquisition transactions in the future.

We may have difficulty integrating companies we acquire.

Our consummation of acquisition transactions could result in:

•	issuances of equity securities dilutive to our then existing shareholders;

•	large one-time write-offs;

•	the incurrence of substantial debt and assumption of unknown liabilities;

•	the potential loss of key employees from the acquired company;

•	amortization expenses related to intangible assets; and

•	the diversion of management’s attention from other business concerns.

Additionally, in periods subsequent to an acquisition, we must evaluate goodwill and acquisition-related intangible assets for impairment. When such assets are found to be impaired, they will be written down to estimated fair value, with a charge against earnings.

Integrating acquired organizations and their products and services may be expensive, time-consuming and a strain on our resources. We could face several challenges integrating acquisitions, including:

•	the difficulty of integrating acquired technology into our product offerings;

•	the impairment of relationships with employees and customers;

•	the difficulty of coordinating and integrating overall business strategies and worldwide operations;

•	the inability to maintain brand recognition of acquired businesses;

•	the inability to maintain corporate controls, procedures and policies;

•	the failure of acquired features, functions, products or services to achieve market acceptance; and

•	the potential unknown liabilities associated with acquired businesses.

We cannot assure you that we will be able to address these challenges successfully.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

23.1	Consent of KPMG LLP, an independent registered public accounting firm.

23.2	Consent of BDO USA, LLP, independent auditors.

99	Press Release of the Company dated January 16, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ORBCOMM INC.

Date: January 16, 2014	By:	/s/ Christian Le Brun
		Name:	Christian Le Brun
		Title:	Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

23.1	Consent of KPMG LLP, an independent registered public accounting firm.

23.2	Consent of BDO USA, LLP, independent auditors.

99	Press Release of the Company dated January 16, 2014.